UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2011 (June 24, 2011)
Date of Report (Date of earliest event reported)

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200, Austin, Texas 78758	(512) 652-2600
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 31, 2011, Randall N. Potts announced his resignation from Convio, Inc. (the “Company”), effective immediately. Mr. Potts had served as Vice President of Sales since September 2003. Effective June 24, 2011, Mr. Potts entered into a separation agreement with the Company. In connection therewith, the Company will incur severance related charges of approximately $179,000, which includes the acceleration of vesting of certain stock options held by Mr. Potts resulting in an estimated non-cash compensation charge to the Company of approximately $29,000. The Company will incur these expenses in the quarter ended June 30, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.
10.1    Separation offer and general release between Convio, Inc. and Randall N. Potts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2011	By:	/s/ JAMES R. OFFERDAHL
James R. Offerdahl
Chief Financial Officer and Vice President of Administration (Principal Financial and Accounting Officer)